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     AGREEMENT  OF  RESIGNATION, APPOINTMENT AND ACCEPTANCE,  dated  as  of

August  30,  2000  by and among AMC Entertainment Inc., a corporation  duly organized  and existing under the laws of the State of Delaware and  having its  principal office at 106 West 14th Street, Kansas City, Missouri  64105

(the "Company"), The Bank of New York, a banking corporation duly organized and  existing  under  the  laws of the State of New  York  and  having  its principal  corporate trust office at 101 Barclay Street 21W, New York,  New

York  10286   (the  "Resigning  Trustee")  and  HSBC  Bank  USA  a  banking corporation and trust company duly organized and existing under the laws of the  State  of New York and having its principal corporate trust office  at

140 Broadway, New York, New York 10005-1180 (the "Successor Trustee").

RECITALS:

     WHEREAS,   there  is  currently  authorized  and  issued  $225,000,000 aggregate  principal  amount of the Company's 9 1/2 %  Senior  Subordinated

Notes  due  2011 under an Indenture, dated as of January 27, 1999,  by  and between  the  Company and the Resigning Trustee (said Notes are hereinafter referred  to as "Securities" and said Indenture is hereinafter referred  to as the "Indenture");

      WHEREAS, Section 7.08 of the Indenture provides that the Trustee  may at  any  time  resign by giving written notice of such resignation  to  the

Company, which resignation shall become effective upon the acceptance by  a successor Trustee of its appointment as a successor Trustee;

     WHEREAS,  Section 7.08 of the Indenture provides that, if the  Trustee shall resign, the Company shall promptly appoint a successor Trustee;

     WHEREAS,  Section  7.08 of the Indenture provides that  any  successor

Trustee   appointed  in  accordance  with  the  Indenture  shall   execute,

acknowledge  and  deliver  to  the Company  and  the  retiring  Trustee  an instrument  accepting such appointment under the Indenture,  and  thereupon the  resignation  of the retiring Trustee shall become effective  and  such successor  Trustee,  without any further act,  deed  or  conveyance,  shall become vested with all rights, powers, trusts and duties of the predecessor

Trustee from the effective date forward;

     WHEREAS,  Section  7.08 of the Indenture provides  that  the  retiring

Trustee  shall  upon  receipt  of  the successor  Trustee's  acceptance  of appointment  promptly transfer all property held by it as  Trustee  to  the successor Trustee, subject to the lien provided for in Section 7.07 of  the

Indenture,  and  execute  and deliver an instrument  transferring  to  such successor  Trustee  all the rights, powers, duties and obligations  of  the retiring  Trustee  and  shall duly assign, transfer  and  deliver  to  such successor  Trustee  all  property and money held by such  retiring  Trustee under the Indenture;

     WHEREAS, pursuant to Section 2.04 of the Indenture, Resigning Trustee was appointed Security Registrar and Paying Agent with respect to all the

Securities authenticated and delivered under the Indenture;

     WHEREAS, the Company desires to appoint Successor Trustee as Trustee,

Paying Agent and Security Registrar with respect to all the Securities heretofore and hereafter authenticated and delivered under the Indenture to succeed Resigning Trustee under the Indenture; and

     WHEREAS,  Successor Trustee is willing to accept such  appointment  as

Trustee, Paying Agent and Security Registrar under the Indenture;

     NOW,  THEREFORE, the Company, Resigning Trustee and Successor Trustee,

for  and  in  consideration  of the premises and  of  other  good  valuable

consideration,   the   receipt  and  sufficiency  of   which   are   hereby

acknowledged, hereby consent and agree as follows:

                           ARTICLE I

                           THE RESIGNING TRUSTEE

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     SECTION  1.1.   Pursuant to Section 7.08 of the  Indenture,  Resigning

Trustee  hereby  notifies  the  Company that Resigning  Trustee  is  hereby resigning as Trustee under the Indenture.

     SECTION   1.2.   Resigning Trustee hereby represents and  warrants  to

Successor Trustee that:

     (a)   No  covenant  or condition contained in the Indenture  has  been waived  by Resigning Trustee or, to the best of the knowledge  of  the

     Responsible Officers of Resigning Trustee's Corporate Trust and Agency

     Group,  by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

     (b)  There is no action, suit or proceeding pending or, to the best of the  knowledge  of  the  Responsible Officers  assigned  to  Resigning

     Trustee's  Corporate  Trust  and  Agency  Group,  threatened   against

     Resigning  Trustee  before  any court or  any  governmental  authority arising out of any action or omission by Resigning Trustee as Trustee,

     Paying Agent or Security Registrar under the Indenture.

     (c)   As  of  the effective date of this Agreement, Resigning  Trustee will hold no property under the Indenture.

     (d)  Pursuant to Section 2.03 of the Indenture, Resigning Trustee duly authenticated and delivered, on various dates, $225,000,000  aggregate principal  amount  of  Securities which  are  outstanding  as  of  the effective date hereof.

     (e)  Each person who so authenticated the Securities was duly elected,

     qualified  and acting as an officer of Resigning Trustee and empowered to  authenticate  the  Securities at  the  respective  times  of  such authentication  and the signature of such person or persons  appearing on such Securities is each such person's genuine signature.

     (f)   This  Agreement has been duly authorized, executed and delivered on  behalf  of Resigning Trustee and constitutes its legal, valid  and binding obligation.

     (g)   To the best of the knowledge of the Responsible Officers of  the

     Resigning  Trustee's Corporate Trust and Agency Group,  no  event  has occurred and is continuing which is, or after notice or lapse of  time

     would  become,  an  Event  of  Default  under  Section   6.01  of  the

     Indenture.

     SECTION  1.3.   Resigning Trustee hereby assigns, transfers,  delivers

and  confirms  to  Successor  Trustee all  right,  title  and  interest  of

Resigning Trustee in and to the trust under the Indenture, all the  rights,

powers,  trusts  and  duties of the Trustee under  the  Indenture  and  all property  and  money  held by such Resigning Trustee under  the  Indenture.

Resigning  Trustee shall execute and deliver such further  instruments  and shall  do such other things as Successor Trustee may reasonably require  so as  to  more fully and certainly vest and confirm in Successor Trustee  all the  rights, trusts and powers hereby assigned, transferred, delivered  and confirmed  to  Successor  Trustee as Trustee,  Paying  Agent  and  Security

Registrar.

     SECTION 1.4.  Resigning Trustee shall deliver to Successor Trustee, as of  or  immediately after the effective date hereof, all of  the  documents listed on Exhibit A hereto.

                                ARTICLE II

                                THE COMPANY

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     SECTION  2.1.  The Company hereby accepts the resignation of Resigning

Trustee as Trustee, Paying Agent and Security Registrar under the Indenture with  respect  to all Securities heretofore or hereafter authenticated  and delivered pursuant thereto.

     SECTION  2.2.   The  Company  hereby  appoints  Successor  Trustee  as

Trustee,  Paying  Agent  and Security Registrar under  the  Indenture  with respect  to all Securities heretofore authenticated and delivered  pursuant thereto,  to succeed to, and hereby vests Successor Trustee with,  all  the rights,  powers, trusts and duties of Resigning Trustee under the Indenture as  Trustee, Paying Agent and Security Registrar from the effective date of its appointment forward.

     SECTION  2.3.   Attached  as  Exhibit B  is  a  Certification  of  the

Secretary  or  Assistant  Secretary of the Company  certifying  as  to  the resolutions  adopted by the Board of Directors of the Company  relating  to this  Agreement and which are in full force and effect on the date  hereof.

SECTION  2.4.   The  Company hereby represents and  warrants  to  Resigning

Trustee and Successor Trustee that:

     (a)  The  Company  is  a  corporation duly and validly  organized  and existing pursuant to the laws of the State of Delaware.

     (b)  The Indenture was validly and lawfully executed and delivered  by the  Company; the Indenture has not been amended or modified  and is  in  full  force  and effect, and the Securities  are  validly issued securities of the Company.

     (c)  The  Company has performed or fulfilled prior to the date hereof,

          and  will continue to perform and fulfill after the date  hereof,

          each    covenant,    agreement,   condition,    obligation    and

          responsibility under the Indenture.

     (d)  No event has occurred and is continuing which is, or after notice or  lapse of time would become, an Event of Default under Section

          6.01 of the Indenture.

     (e)  No  covenant  or  condition contained in the Indenture  has  been waived  by  Company  or, to the best of Company's  knowledge,  by

          Holders  of the percentage in aggregate principal amount  of  the

          Securities required to effect any such waiver.

     (f)  There is no action, suit or proceeding pending or, to the best of

          Company's  knowledge, threatened against the Company  before  any court or any governmental authority arising out of any action  or omission by the Company under the Indenture.

     (g)  This  Agreement has been duly authorized, executed and  delivered on behalf of Company and constitutes its legal, valid and binding obligation.

     (h)  All conditions precedent relating to the appointment of HSBC Bank

          USA,  as  Successor Trustee, Paying Agent and Security  Registrar

          under the Indenture have been complied with by the Company.

                              ARTICLE III

                           THE SUCCESSOR TRUSTEE

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     SECTION  3.1.   Successor Trustee hereby represents  and  warrants  to

Resigning Trustee and to the Company that:

     (a)  Successor  Trustee is qualified and eligible under the provisions of  Article Seven of the Indenture and under the Trust  Indenture

          Act  to  act  as  Trustee under the Indenture.   In  making  this

          representation  and  warranty, the Successor Trustee  is  relying upon  the  representations and warranties of both  the  Resigning

          Trustee and the Company regarding the Indenture.

     (b)  This  Agreement has been duly authorized, executed and  delivered on  behalf of Successor Trustee and constitutes its legal,  valid and binding obligation.

     SECTION 3.2.

     (a)    Successor Trustee hereby accepts its appointment  as  successor

     Trustee, Paying Agent and Security Registrar under the Indenture  with respect  to  all Securities heretofore or hereafter authenticated  and delivered pursuant thereto and all property and money held or to be held under the Indenture and accepts the rights, powers, trusts, duties and obligations of Resigning Trustee as Trustee, Paying Agent and Security

     Registrar, under the Indenture with respect to all Securities heretofore or hereafter authenticated and delivered pursuant thereto and all property and money held or to be held under the Indenture, upon the terms and conditions set forth therein, as Trustee, Paying Agent and Security Registrar under the Indenture from the effective date of its appointment forward.

     (b)        Within a reasonable time after the effective date  of  this

     Agreement,  the successor Trustee shall cause a notice,  substantially in  the form of Exhibit C annexed hereto, to be sent to each Holder of the  Securities in accordance with the provisions of Section  7.08  of the Indenture.

     SECTION  3.3.  References in the Indenture to "Corporate Trust Office"

or  other  similar  terms shall be deemed to refer to the  Corporate  Trust

Office  of Successor Trustee at 140 Broadway, New York, New York 10005-1180

or  any other office of Successor Trustee at which, at any particular time,

its corporate trust business shall be administered.

                                ARTICLE IV

                               MISCELLANEOUS

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     SECTION  4.1.   Capitalized terms not otherwise defined  herein  shall

have the respective meanings assigned to them in the Indenture.

     SECTION  4.2.   This  Agreement and the resignation,  appointment  and

acceptance  effected hereby shall be effective as of the close of  business on the date first set forth herein above.

     SECTION  4.3.   Resigning  Trustee  hereby  acknowledges  payment   or

provision  for  payment  in full by the Company  of  compensation  for  all services  rendered by Resigning Trustee under Section 7.07 of the Indenture and reimbursement in full by the Company of the expenses, disbursements and advances  incurred  or  made by Resigning Trustee in  accordance  with  the

provisions  of  the  Indenture.   Resigning Trustee  acknowledges  that  it

relinquishes  any  lien  it may have upon all property  or  funds  held  or collected by it to secure any amounts due it pursuant to the provisions  of

Section 7.07 of the Indenture.  The Company acknowledges its obligation set forth in Section 7.07 of the Indenture to indemnify Resigning Trustee  for,

and  to  hold  Resigning Trustee harmless against, any loss, liability  and expense  incurred without negligence or bad faith or willful misconduct  on the  part of the Resigning Trustee and arising out of or in connection with the  acceptance or administration of the trust evidenced by  the  Indenture prior  to  the  date hereof (which obligation shall survive  the  execution hereof).

     SECTION  4.4.   This Agreement shall be governed by and  construed  in

accordance with the laws of the jurisdiction which governs the Indenture.

     SECTION  4.5.   This  Agreement  may be  executed  in  any  number  of

counterparts  each  of  which shall be an original, but  such  counterparts shall together constitute but one and the same instrument.

     SECTION  4.6.   The  Company, Resigning Trustee and Successor  Trustee

hereby  acknowledge receipt of an executed and acknowledged counterpart  of this Agreement and the effectiveness thereof.

     IN  WITNESS WHEREOF, the parties hereby have caused this Agreement  of

Resignation,   Appointment  and  Acceptance  to  be   duly   executed   and

acknowledged  and their respective seals to be affixed thereunto  and  duly attested all as of the day and year first above written.

     Company:
                         AMC Entertainment Inc.

                    By:  /s/ James V. Beynon____________
                         ----------------------------
                         Name:     James V. Beynon
                         Title:    Sr. V. P. & Treasurer


     Resigning Trustee:
                         The Bank of New York

                    By:  /s/ Irene Siegel________________
                         ----------------------------
                         Name:  Irene Siegel
                         Title:    Vice President


     Successor Trustee:
                         HSBC Bank USA

                    By:  /s/ Robert A. Conrad___________
                         ----------------------------
                                   Name:    Robert A. Conrad
                         Title:      Vice President